UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 17, 2010 (May 11, 2010)

LIN TV Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31311	05-0501252

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One West Exchange Street, Suite 5A, Providence, Rhode Island 02903

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:           (401) 454-2880

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On May 11, 2010, LIN TV Corp. held its 2010 annual meeting of stockholders.  The proposals set forth below, along with the final voting results for each proposal, were submitted to the stockholders:

(i) The election of two members to our Board of Directors to serve as Class I directors for a term of three years:

	Number of Shares Voted For	Number of Shares Withheld	Number of Broker Non-Votes
William S. Banowsky, Jr.	80,482,857	6,546,219	5,790,501
Dr. William H. Cunningham	79,468,135	7,560,941	5,790,501

(ii) The ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010:

Number of Shares Voted For	Number of Shares Voted Against	Number of Abstentions	Number of Broker Non-Votes
92,695,110	96,499	27,968	0

(iii) The approval of the amended and restated 2002 Non-Employee Director Stock Plan which will (i) increase the number of shares of class A common stock reserved for issuance under the plan by 1,500,000 shares (from 1,500,000 shares to 3,000,000 shares) and (ii) eliminate the expiration date of May 1, 2012:

Number of Shares Voted For	Number of Shares Voted Against	Number of Abstentions	Number of Broker Non-Votes
72,848,430	14,174,742	5,904	5,790,501

(iv) The approval of the amended and restated 2002 Stock Plan which will increase the number of shares of class A common stock reserved for issuance under the plan by 2,500,000 shares (from 6,300,000 shares to 8,800,000 shares):

Number of Shares Voted For	Number of Shares Voted Against	Number of Abstentions	Number of Broker Non-Votes
71,623,602	15,399,340	6,134	5,790,501

(v) The approval of the 2010 Employee Stock Purchase Plan which will reserve for issuance 350,000 shares of class A common stock for issuance under the plan:

Number of Shares Voted For	Number of Shares Voted Against	Number of Abstentions	Number of Broker Non-Votes
86,935,892	90,460	2,724	5,790,501

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On May 11, 2010, the Compensation Committee of our Board of Directors (the “Compensation Committee”) increased the annual base salaries for our current named executive officers, effective immediately, and approved increased cash target bonuses for the named executive officers for fiscal year 2010, as set forth below.  A further description of the bonus plan for each named executive officer is set forth in our definitive Proxy Statement for the 2010 annual meeting of stockholders filed with the Securities and Exchange Commission on April 12, 2010, and such description is incorporated by reference herein.

Name	Principal Position	Base Salary	2010 Target Bonus
Vincent L. Sadusky	President and Chief Executive Officer	$650,000	$700,000
Richard J. Schmaeling	Senior Vice President Chief Financial Officer	$350,000	$175,000
Scott M. Blumenthal	Executive Vice President Television	$425,000	$250,000
Denise M. Parent	Vice President General Counsel and Secretary	$325,000	$175,000
Robert Richter	Senior Vice President New Media	$350,000	$225,000

Also on May 11, 2010, the Compensation Committee approved the grant of shares of our restricted stock, with an effective grant date of May 17, 2010, to the named executive officers in the amounts set forth below.  The shares, which were granted pursuant to the amended and restated LIN TV Corp. 2002 Stock Plan, vest over a period of four years, with 25% vesting on each anniversary of the grant date, beginning one year from the May 17, 2010 date of grant.

Name	Principal Position	Number of Shares of Restricted Stock Awarded
Vincent L. Sadusky	President and Chief Executive Officer	500,000
Richard J. Schmaeling	Senior Vice President Chief Financial Officer	164,706
Scott M. Blumenthal	Executive Vice President Television	200,000
Denise M. Parent	Vice President General Counsel and Secretary	152,941
Robert Richter	Senior Vice President New Media	164,706

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIN TV Corp.

Date: May 17, 2010	By: /s/ Nicholas N. Mohamed
Name:   Nicholas N. Mohamed
Title:     Vice President, Controller